                                                                     EXHIBIT 4.2


                       1990 EXECUTIVE STOCK PLAN OF ETEC
                       ---------------------------------

     SECTION 1.  ESTABLISHMENT AND PURPOSE.
     -------------------------------------

     The Plan was established in 1990 to offer selected employees, directors and consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Common Stock. The Plan provides both for the direct sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under section 422A of the Code.

     SECTION 2.  DEFINITIONS.
     -----------------------

          (a)    "Board of Directors" shall mean the Board of Directors of the
                  ------------------
Company, as constituted from time to time.

          (b)    "Cause" shall mean any acts committed by an Executive involving
                  -----
fraud or misappropriation with respect to the business of the Company or intentional material damage to the property or business of the Company, willful failure by an Executive to perform reasonable duties and responsibilities after written notice thereof from the Board of Directors and a reasonable opportunity after such notice to perform such duties and responsibilities, willful malfeasance or misfeasance or willful breach of fiduciary duty or willful material misrepresentation to the Company or any stockholder, willful failure to act in accordance with any specific reasonable and lawful instructions of a majority of the Board of Directors of the Company, conviction of an Executive of a felony, the willful violation by an Executive of any noncompetition agreement between such Executive and the Company, improper disclosure of confidential information to any competitor of the Company, or termination in accordance with applicable law due to habitual abuse by an Executive of alcohol, drugs, or controlled substances.

          (c)    "Code" shall mean the Internal Revenue Code of 1986,
                  ----
as amended.

          (d)    "Committee" shall mean the Compensation Committee of the Board
                  ---------
of Directors, as described in Section 3(a).

          (e)    "Company" shall mean ETEC, a Nevada corporation.
                  -------

          (f)    "Executive" shall mean any individual who (i) is a common-law
                  ---------
employee of the Company or of a Subsidiary, (ii) a member of the Board of Directors, or (iii) an independent contractor who performs services for the Company or a Subsidiary. Service as a member of the

Board of Directors or as an independent contractor shall be considered employment for all purposes of the Plan except the second sentence of Section 4(a).

          (g)    "Exercise Price" shall mean the amount for which one Share may
                  --------------
be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

          (h)    "Fair Market Value" shall mean the fair market value of a
                  -----------------
Share, as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

          (i)    "ISO" shall mean an employee incentive stock option described
                  ---
in section 422A(b) of the Code.

          (j)    "Nonstatutory Option" shall mean an employee stock option not
                  -------------------
described in sections 422(b), 422A(b), 423(b) or 424(b) of the Code.

          (k)    "Offeree" shall mean an individual to whom the Committee has
                  -------
offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

          (l)    "Operating Income" shall mean the Company's income from
                  ----------------
operations before other charges, interest and taxes.

          (m)    "Option" shall mean an ISO or Nonstatutory Option granted under
                  ------
the Plan and entitling the holder to purchase Shares.

          (n)    "Optionee" shall mean an individual who holds an Option.
                  --------

          (o)    "Plan" shall mean this 1990 Executive Stock Plan of ETEC.
                  ----

          (p)    "Purchase Price" shall mean the consideration for which one
                  --------------
Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

          (q)    "Service" shall mean service as an Executive.
                  -------

          (r)    "Share" shall mean one share of Stock, as adjusted in
                  -----
accordance with Section 9 (if applicable).

          (s)    "Shareholders Agreement" shall mean that certain Shareholders
                  ----------------------
Agreement by and among the Company, The Perkin-Elmer Corporation, International Business Machines Corporation, DuPont Chemicals and Energy Operations, Inc., Grumman Aerospace Corporation, Micron Technology, Inc., Zitel Corporation and the Management Investors, dated as of March 16, 1990.

          (t)    "Stock" shall mean the Common Stock of the Company.
                  -----

          (u)    "Stock Option Agreement" shall mean the agreement between the
                  ----------------------
Company and an Optionee which contains the terms, conditions and restrictions pertaining to his Option.

          (v)    "Stock Purchase Agreement" shall mean the agreement between
                  ------------------------
the Company and an Offeree who acquires Shares under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

          (w)    "Subsidiary" shall mean any corporation, if the Company and/or
                  ----------
one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

          (x)    "Total and Permanent Disability" shall mean that the Optionee
                  ------------------------------
is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than six months.

     SECTION 3.  ADMINISTRATION.
     --------------------------

          (a)    Committee Membership.  The Plan shall be administered by the
                 --------------------
Committee, which shall consist of members of the Board of Directors. The members of the Committee shall be appointed by the Board of Directors. If no Committee has been appointed, the entire Board of Directors shall constitute the Committee.

          (b)    Committee Procedures.  The Board of Directors shall designate
                 --------------------
one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

          (c)    Committee Responsibilities.  Subject to the provisions of the
                 --------------------------
Plan, the Committee shall have full authority and discretion to take the following actions:

                 (i)   To interpret the Plan and to apply its provisions;

                 (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

                 (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

                 (iv) To determine when Shares are to be offered for sale and when Options are to be granted under the Plan;

                 (v)   To select the Offerees and Optionees;

                 (vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each option;

                 (vii) To prescribe the terms and conditions of each sale of Shares, including (without limitation) the Purchase Price, and to specify the provisions of the Stock Purchase Agreement relating to such sale;

                 (viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

                 (ix) To amend any outstanding Stock Purchase Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Offeree or Optionee who entered into such agreement; and

                 (x) To take any other actions deemed necessary or advisable for the administration of the Plan.

     All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

          (d)    Financial Reports.  Not less often than annually, the Company
                 -----------------
shall furnish to Optionees and Offerees reports of its financial condition, unless such Optionees and Offerees have access to equivalent information through their employment. Such reports need not be audited.

     SECTION 4.  ELIGIBILITY.
     -----------------------

          (a)    General Rule.  Only Executives shall be eligible for
                 ------------
designation as Optionees or Offerees by the Committee. In addition, only individuals who are employed as common-law employees by the Company or a Subsidiary shall be eligible for the grant of ISOs.

          (b)    Ten-Percent Shareholders.  An Executive who owns more than 10
                 ------------------------
percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for designation as an Optionee or Offeree unless (i) the Exercise Price or Purchase Price is at least 110 percent of the Fair Market Value of a Share on the date of grant and
(ii) in the case of ISOs and Nonstatutory Options, such ISOs and Nonstatutory Options by their terms are not exercisable after the expiration of five years from the date of grant.

          (c)    Attribution Rules.  For purposes of Subsection (b) above, in
                 -----------------
determining stock ownership, an Executive shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Executive holds an option shall not be counted.

          (d)    Outstanding Stock.  For purposes of Subsection (b) above,
                 -----------------
"outstanding stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Executive or by any other person.

     SECTION 5.  STOCK SUBJECT TO PLAN.
     ---------------------------------

          (a)    Basic Limitation.  Shares offered under the Plan shall be
                 ----------------
authorized but unissued Shares or treasury stock. The aggregate number of Shares which may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 1,333,333.4 Shares, subject to adjustment pursuant to Section 9. The number of Shares which are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

          (b)    Additional Shares.  In the event that any outstanding Option
                 -----------------
(which has not been cancelled pursuant to Section 7(e) because performance targets have not been met) for any reason lapses or expires, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan. In the event that Shares are reacquired by the Company pursuant to a forfeiture provision, a right of repurchase, a right of first refusal or a transaction under Section 8(b), such Shares shall again be available for the purposes of the Plan.

     SECTION 6.  TERMS AND CONDITIONS OF SALES.
     -----------------------------------------

          (a)    Stock Purchase Agreement.  Each sale of Shares under the Plan
                 ------------------------
(other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Offeree and the Company. Such sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

          (b)    Duration of Offers and Nontransferability of Rights.  Any
                 ---------------------------------------------------
right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree within 30 days after the grant of such right was communicated to him by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

          (c)    Purchase Price.  The Purchase Price of Shares to be offered
                 --------------
under the Plan shall not be less than 100 percent of the Fair Market Value of such Shares, except as otherwise provided in Section 4(b). Subject to the preceding sentence, the Purchase Price shall be determined by the Committee at its sole discretion. The Purchase Price shall be payable in a form described in
Section 8.

          (d)    Withholding Taxes.  As a condition to the purchase of Shares,
                 -----------------
the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such purchase.

          (e)    Restrictions on Transfer of Shares.  Any Shares sold under
                 ----------------------------------
the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. As a condition to the transfer of Shares pursuant to the Plan, the Offeree shall enter into the Shareholders Agreement, in addition to any other agreement required by the applicable Stock Purchase Agreement and the restrictions set forth therein shall be in addition to any general restrictions that may apply to all holders of Shares.

     SECTION 7.  TERMS AND CONDITIONS OF OPTIONS.
     -------------------------------------------

          (a)    Stock Option Agreement.  Each grant of an Option under the Plan
                 ----------------------
shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

          (b)    Number of Shares.  Each Stock Option Agreement shall specify
                 ----------------
the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

          (c)    Exercise Price.  Each Stock Option Agreement shall specify the
                 --------------
Exercise Price. The Exercise Price shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b). Subject to the preceding sentence, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in a form described in Section 8.

          (d)    Withholding Taxes.  As a condition to the exercise of an
                 -----------------
Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

          (e)    Exercisability.  Each Stock Option Agreement shall specify the
                 --------------
date when all or any installment of the Option is to become exercisable. An Option shall become exercisable at least as rapidly as set forth in Schedule A attached hereto. In the event that any performance target is not met as set forth in Schedule A, the related installment of the Option shall be cancelled unless the Committee determines, in its discretion, to modify, extend or renew the Option. Shares allocable to a cancelled installment of an Option shall not be available again for purposes of the Plan. All outstanding Options which have not previously been cancelled shall become exercisable in full 30 days prior to the effective date of (i) a transfer of ownership of outstanding stock of the Company possessing 80 percent or more of the total combined voting power of all classes of the Company's stock entitled to vote; (ii) a sale of all or substantially all of the Company's assets; or (iii) a merger, consolidation or other reorganization to which the Company is a party and as a result of which the persons who previously held the Company's voting stock collectively will hold less than 20 percent of the total combined voting power of all classes of the surviving entity's outstanding stock entitled to vote. Notwithstanding any other provision in this Plan, an Option shall not become exercisable by an Optionee until the Optionee has been in the Service of the Company or any Subsidiaries for at least six months from the date of grant.

          (f)    Term.  The Stock Option Agreement shall also specify the term
                 ----
of the Option. The term shall not exceed 10 years from the date of grant, except as otherwise provided in Section 4(b). Subject to the preceding sentence, the Committee at its sole discretion shall determine when an Option is to expire.

          (g)    Nontransferability.  During an Optionee's lifetime, his
                 ------------------
Option(s) shall be exercisable only by him and shall not be transferable. In the event of an Optionee's death, his Option(s) shall not be transferable other than by will or by the laws of descent and distribution.

          (h)    Termination of Service (Except for Cause or by Death).  If an
                 -----------------------------------------------------
Optionee's Service terminates for any reason other than Cause or death, then his Option(s) shall expire on the earliest of the following occasions:

                 (i) The expiration date determined pursuant to Subsection (f) above;

                 (ii) The date 60 days after the termination of his Service for any reason other than Total and Permanent Disability; or

                 (iii) The date six months after the termination of his Service by reason of Total and Permanent Disability.

The Optionee may exercise all or part of his Option(s) at any time before the expiration of such Option(s) under the preceding sentence, but only to the extent that such Option(s) had become exercisable before his Service terminated or became exercisable as a result of the termination. The balance of such Option(s) shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of his Service but before the expiration of his Option(s), all or part of such Option(s) may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from him by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before his Service terminated or became exercisable as a result of the termination.

          (i)    Leaves of Absence.  For purposes of Subsection (h) above,
                 -----------------
Service shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, in the case of an ISO granted under the Plan, Service shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

          (j)    Termination for Cause.  In the event that an Optionee's Service
                 ---------------------
is terminated for Cause, the Optionee's Options shall expire automatically on the date of such termination.

          (k)    Death of Optionee.  If an Optionee dies while he is in Service,
                 -----------------
then his Option(s) shall expire on the earlier of the following dates:

                 (i) The expiration date determined pursuant to Subsection (f) above; or

                 (ii)  The date six months after his death.

All or part of the Optionee's option(s) may be exercised at any time before the expiration of such Option(s) under the preceding sentence by the executors or administrators of his estate or by any person who has acquired such Option(s) directly from him by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before his death or became exercisable as a result of his death. The balance of such Option(s) shall lapse when the Optionee dies.

          (l)    No Rights as a Shareholder.  An Optionee, or a transferee of an
                 --------------------------
Optionee, shall have no rights as a shareholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares.

          (m)    Modification, Extension and Renewal of Options.  Within the
                 ----------------------------------------------
limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his rights or increase his obligations under such Option.

          (n)    Restrictions on Transfer of Shares.  Any Shares issued upon
                 ----------------------------------
exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. As a condition to the exercise of an Option pursuant to the Plan, the Optionee shall enter into the Shareholders Agreement, in addition to any other agreement required by the applicable Stock Option Agreement and restrictions set forth therein shall be in addition to any general restrictions that may apply to all holders of Shares.

     SECTION 8.  PAYMENT FOR SHARES.
     ------------------------------

          (a)    General Rule.  The entire Purchase Price or Exercise Price of
                 ------------
Shares issued under the Plan shall be payable in cash at the time when such Shares are purchased, except as provided in Subsections (b) and (c) below.

          (b)    Surrender of Stock.  To the extent that a Stock Option
                 ------------------
Agreement or the Stock Option Agreement, as the case may be, so provides, payment may be made all or in part with Shares which have already been owned by the Optionee or his representative for more than 6 months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

          (c)    Promissory Note.  To the extent that the Stock Purchase
                 ---------------
Agreement or the Stock Option Agreement, as the case may be, so provides, a portion of the Purchase Price or the Exercise Price, as the case may be, for Shares issued under the Plan may be payable by a full recourse promissory note provided that (i) the par value of such shares must be paid in lawful money of the United States of America at the time when such shares are purchased, (ii) the Shares are security for payment of the principal amount of the promissory note and interest thereon, and (iii) the interest rate payable under the terms of the promissory note shall be no less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Committee (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any), and other provisions of such note.

     SECTION 9.  ADJUSTMENT OF SHARES.
     --------------------------------

          (a)    General.  In the event of a subdivision of the outstanding
                 -------
Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 5, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

          (b)    Reorganizations.  In the event that the Company is a party to
                 ---------------
a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement shall provide for the assumption of outstanding Options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, or for the acceleration of their exercisability followed by the cancellation of Options not exercised, in all cases without the Optionees' consent. Any cancellation shall not occur earlier than 30 days after such acceleration is effective and Optionees have been notified of such acceleration.

          (c)    Reservation of Rights.  Except as provided in this Section 9,
                 ---------------------
an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     SECTION 10. LEGAL REQUIREMENTS.
     ------------------------------

          Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

     SECTION 11. NO EMPLOYMENT RIGHTS.
     --------------------------------

          No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Executive. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason.

     SECTION 12. DURATION AND AMENDMENTS.
     -----------------------------------

          (a)    Term of the Plan.  The Plan, as set forth herein, shall become
                 ----------------
effective on March 5, 1990, subject to the approval of the Company's shareholders. In the event that the shareholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any Option grants or sales of Stock already made shall be null and void, and no additional Option grants or sales of Stock shall be made after such date. The Plan shall terminate automatically 10 years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection (b) below.

          (b)    Right to Amend or Terminate the Plan.  The Board of Directors
                 ------------------------------------
may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that no amendment may decrease the number of Shares available for issuance under the Plan (except as provided in Section 9) or impose more stringent vesting provisions than those set forth in Schedule A; and provided, further, that any amendment of the Plan which increases the number of Shares available for issuance under the Plan (except as provided in Section 9), or which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company's shareholders. Shareholder approval shall not be required for any other amendment of the Plan.

          (c)    Effect of Amendment or Termination.  No Shares shall be issued
                 ----------------------------------
or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

     SECTION 13. EXECUTION.
     ---------------------

          To record the adoption of the Plan by the Board of Directors on March 5, 1990, the Company has caused its authorized officer to execute the same.

                                        ETEC

                                        By __________________________________
                                        Its President

                                  SCHEDULE A
                                  ----------

                                                            Date                Percentage
Performance                                            Option Becomes            of Option
Target                                                   Exercisable            Exercisable
Company Operating                                      August 1, 1991              33-1/3%
Income equal to or                                            or
greater than zero                                      August 1, 1992
for the fiscal year
ending July 31, 1991
or if this target is
not met, then the
Company's Operating
Income is at least
$9,500,000 for the
fiscal year ending
July 31, 1992

Company backlog of                                     August 1, 1992              33-1/3%
at least $50,000,000
for the fiscal year
ending July 31, 1992

Customer acceptance of the first EL-4 pursuant         August 1, 1993              33-1/3%
to Technology Agreement
with IBM prior
to July 31, 1993

In addition to the above performance targets, each installment of options will be exercisable only if the cash flow requirements contained in Section 7.14 of the Credit and Security Agreement among ETEC and MNC Credit Corp. for itself and certain other lenders dated February 23, 1990 are met on an annual, cumulative basis for the fiscal years ended July 31, 1991, 1992 and 1993 with respect to those options otherwise exercisable, respectively, as of the end of fiscal years 1991, 1992 and 1993. The Board may, at any time prior to the end of the respective fiscal year, waive the cash flow requirement for that year.

                            AMENDMENT NO. 1 TO THE
                              ETEC SYSTEMS, INC.
                           1990 EXECUTIVE STOCK PLAN

     ETEC SYSTEMS, INC., having established the Etec Systems, Inc. 1990 Executive Stock Plan (the "Plan"), hereby amends the Plan, effective as of March 29, 2000 as follows:

          1. Section 12 of the Plan is hereby amended in its entirety as follows:

                SECTION 12.  TERM OF THE PLAN.  In connection with the merger
                -----------------------------
     (the "Merger") of Etec Systems, Inc. ("Etec") and Boston Acquisition Sub, Inc. ("Boston"), a Nevada corporation and a wholly-owned subsidiary of Applied Materials, Inc. ("AMAT"), Options previously granted to Optionees under the Plan that remain outstanding as of March 29, 2000 (the "Outstanding Options"), have been modified pursuant to the Agreement and Plan of Reorganization and Merger dated as of January 12, 2000 (the "Merger Agreement"), among Etec, Boston and AMAT, so as to be exercisable only into shares of common stock of AMAT, par value $0.01 per share (the "Stock"), all as set forth in the Merger Agreement and subject to its terms and conditions. Effective as of March 29, 2000, except with respect to the Outstanding Options, the Plan is terminated. Accordingly no Shares remain available for future grant under the Plan, other than pursuant to the Outstanding Options.

          2.  Section 2.(d) of the Plan is amended in its entirety as follows:

                2.(d)  "Committee" shall mean the Stock Option and Compensation
                        ---------
     Committee of the Board of Directors of AMAT.

          3.  Section 2.(t) of the Plan is amended in its entirety as follows:

                2.(t)  "Stock" shall mean the Common Stock of Applied Materials,
                        -----
     Inc., a Delaware company.

          4. Section 3.(a) is hereby amended in its entirety to read as follows:

                3.(a)  Administration.  The Plan shall be administered by the
                       --------------
     Stock Option and Compensation Committee of the Board of Directors of AMAT. As used throughout this Plan, the "Board" and "Committee" shall mean the Stock Option and Compensation Committee of the Board of Directors of AMAT.

          5.  Section 4 is hereby amended in its entirety to read as follows:

                SECTION 4.   NO FURTHER OPTION GRANTS.  Effective March 29, 2000
                -------------------------------------
     except with respect to the Outstanding Options, the Plan is terminated. Accordingly, no further Options or offers to purchase Shares shall be granted under the Plan. Optionees holding Outstanding Options may continue to exercise such Outstanding Options in accordance with their terms, subject to the terms and conditions of the Merger Agreement.

          6.  Section 5 is hereby amended in its entirety to read as follows:

                SECTION 5.   STOCK SUBJECT TO PLAN.  AMAT has reserved such
                ----------------------------------
     number of Shares as are necessary to satisfy the Outstanding Options.

          7.  Section 13 is hereby amended by changing its title to "Execution
                                                                     ---------
     and Termination" and by adding the following sentence to the end thereto to
     ---------------
     read as follows:

     Except with respect to the Outstanding Options, the Plan shall terminate effective as of March 29, 2000.

     IN WITNESS WHEREOF, Etec Systems, Inc., by the officer identified below, who has been duly authorized by the Board of Directors of the Company, has executed this Amendment No. 1 on the date indicated below.

                                        ETEC SYSTEMS, INC.

                                        By: _______________________________

                                        Title: ____________________________

                                        Date:  ____________________________